UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2016

SAEXPLORATION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35471	27-4867100
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079

(Address of principal executive offices) (Zip Code)

(281) 258-4400

(Company’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information in Item 5.02 with respect to the New Employment Agreements is incorporated into this Item 1.01 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements and Executive Leadership Changes

On August 3, 2016, SAExploration Holdings, Inc. (the “Company”) entered into (i) amended and restated employment agreements with Jeff Hastings, Brian Beatty, Brent Whiteley, Mike Scott, and Darin Silvernagle; and (ii) a new employment agreement with Ryan Abney (collectively, the “New Employment Agreements”). In connection with the entry into the New Employment Agreements, Mr. Hastings, who previously served as Executive Chairman of the Board of Directors, was appointed Chief Executive Officer and Chairman of the Board of Directors; Mr. Beatty, who previously served as President and Chief Executive Officer, was appointed Chief Operating Officer and will continue to serve as a member of the Board of Directors; Mr. Scott, who previously served as Executive Vice President – Operations, was appointed Senior Vice President; and Mr. Silvernagle, who previously served as Executive Vice President – Marine, was appointed Vice President – Marine. Mr. Whiteley will continue to serve as Chief Financial Officer, General Counsel and Secretary, and Mr. Abney will continue to serve as Vice President – Capital Markets and Investor Relations.

Jeff Hastings, age 58, who was appointed Chief Executive Officer and Chairman of the Board of Directors, became the Executive Chairman of the Board and a member of the Board of Directors upon consummation of the merger of the entity formerly known as SAExploration Holdings, Inc. (“Former SAE”) with Trio Merger Sub, Inc. (the “Merger”) in 2013. He was the majority stockholder of Former SAE from 2008 until the Merger. In March 2011, he became the Executive Chairman of Former SAE. Previously, he was the President and an owner of Fairweather Geophysical, which primarily performed seismic operations in Alaska, and which was acquired by Veritas DGC Inc. in 2000. From 2000 until becoming the majority stockholder of Former SAE in 2008, Mr. Hastings was with Veritas in multiple positions, including Operations Manager for Alaska. Mr. Hastings has over 35 years of experience in the geophysical industry.

Mr. Hastings owns and controls Speculative Seismic Investments, LLC (“SSI”), which holds approximately $1.3 million principal amount of the Company’s 10.000% Senior Secured Second Lien Notes due 2019 and 142,968 shares of common stock of the Company (“Common Stock”). SSI is a lender under the Term Loan and Security Agreement, dated as of June 29, 2016, by and among the Company, as borrower, the guarantors named therein, as guarantors, the lenders from time to time party thereto, as lenders and Delaware Trust Company, as collateral agent and administrative agent, and exchanged approximately $2.4 million principal amount of the Company’s 10.000% Senior Secured Notes due 2019 in the Company’s recently consummated exchange offer and consent solicitation relating to its 10.000% Senior Secured Notes due 2019. Mr. Hastings also controls CLCH, LLC (“CLCH”), which holds 24,221 shares of Common Stock. Pursuant to a registration rights agreement dated June 24, 2013, CLCH has one right to demand registration of its shares of Common Stock that it acquired in the Merger, as well as piggy-back rights on any offering of Common Stock or securities exercisable or exchangeable for Common Stock. The Company will bear the expenses incurred in connection with any registration statement filed as a result of the exercise of any demand registration rights.

Brian Beatty, age 54, who was appointed Chief Operating Officer and remains a member of the Board of Directors, became the President and Chief Executive Officer of the Company and a member of the Board of Directors upon consummation of the Merger in 2013. He founded Former SAE in 2006 and served as the President and Chief Executive Officer of Former SAE from its inception. Prior to founding Former SAE, Mr. Beatty held many positions with Veritas DGC Inc., beginning as a seismic field manager and eventually managing all of Veritas’ South American operations and establishing Veritas’ business in Peru, Chile, Argentina, Brazil and Bolivia. Mr. Beatty has over 30 years of experience in the geophysical industry working in numerous different geographies.

Each New Employment Agreement will be for a term of three (3) years, subject to earlier termination in certain circumstances, with subsequent automatic annual renewals for one (1) year terms unless notice to terminate is provided at least 90 days prior to the expiration of any such term.

The New Employment Agreements provide for initial base salaries as follows: Mr. Hastings ($664,198), Mr. Beatty ($664,198), Mr. Whiteley ($448,231), Mr. Scott ($333,716), Mr. Silvernagle ($291,818) and Mr. Abney ($183,750). Commencing with the Company’s 2017 fiscal year, each executive’s base salary may be increased annually (but not decreased without such executive’s written consent) in the discretion of the Board of Directors. The New Employment Agreements provide for participation in the Company’s management incentive programs or arrangements, including (i) an annual cash performance bonus, of which up to 50% may be paid in shares of Common Stock at the option of the Compensation Committee, of (1) at least 50% and as much as 150% (with a guaranteed 50%) for Messrs. Hastings and Beatty, (2) at least 40% and as much as 120% (with a guaranteed 40%) for Mr. Whiteley, (3) at least 25% and as much as 75% (with a guaranteed 25%) for Mr. Scott, (4) at least 40% and as much as 60% (with a guaranteed 20%) for Mr. Silvernagle and (5) at least 17.5% and as much as 52.5% (with a guaranteed 17.5%) for Mr. Abney, in each case, if certain executive goals are achieved, applied to twelve (12) times such executive’s highest paid monthly base salary within the applicable calendar year, and (ii) equity compensation to be granted in connection with the adoption of the 2016 Long-Term Incentive Plan (the “2016 Plan”), including proposed grants on September 26, 2016 (the “MIP Awards”) of stock units entitling the recipient to receive shares of Common Stock upon vesting (88,252 shares for Mr. Hastings, 88,252 shares for Mr. Beatty, 70,082 shares for Mr. Whiteley, 33,743 shares for Mr. Scott, 15,574 shares for Mr. Silvernagle and 15,574 shares for Mr. Abney), and stock options (88,252 for Mr. Hastings, 88,252 for Mr. Beatty, 70,082 for Mr. Whiteley, 33,743 for Mr. Scott, 15,574 for Mr. Silvernagle, and 15,574 for Mr. Abney) at exercise prices determined based on volume-weighted average prices (as described under the New Employment Agreements, the 2016 Plan and the award agreements for such stock units and options) and during the periods specified therein. In addition, save for Mr. Abney, each will receive a monthly automobile allowance.

The New Employment Agreements provide that, in the event of a termination of an executive’s employment by the Company without cause (as defined in the New Employment Agreements) or by the executive for good reason (as defined in the New Employment Agreements) or, within six (6) months of a change of control (as defined in the New Employment Agreements), should the Company not renew or replace the New Employment Agreement with an agreement containing substantially the same or better terms, if the executive elects to terminate his employment with the Company, upon the execution of a full and final release in favor of the Company, the Company will (1) in the case of Messrs. Hastings, Beatty, Whiteley and Abney, pay the executive no later than 52 days after his termination (or, if in connection with a change of control, no later than six (6) months after his termination): (i) all accrued but unpaid base salary and vacation, (ii) a prorated portion of any bonus for the year such executive was terminated, (iii) a payment equal to the previous two (2) years’ bonuses, (iv) a severance amount equal to 24 months of base salary, and (v) reimbursement of premiums associated with continuation of coverage through COBRA for a period of up to 18 months, and, in addition, (x) all of such executive’s unvested equity awards under the 2016 Plan and, except in the case of Mr. Abney, any other incentive plan of the Company will become immediately vested, and (y) all of such executive’s unvested equity awards under the 2016 Plan and, except in the case of Mr. Abney, any other incentive plan of the Company also will become immediately vested in the event of termination of an executive’s employment due to his death or permanent disability (as defined in the New Employment Agreements); and (2) in the case of Messrs. Scott and Silvernagle, pay the executive no later than 15 days after his termination (or, if in connection with a change of control, no later than six (6) months after his termination): (i) all accrued but unpaid base salary and vacation, (ii) a prorated portion of any bonus for the year such executive was terminated, (iii) a payment equal to the previous two (2) years’ bonuses, (iv) a severance amount equal to 24 months of base salary, and (v) 5% of the accrued but unpaid base salary as compensation for the loss of employment benefits.

The New Employment Agreements provide that, in the event of a termination of an executive’s employment by the Company other than for cause (as defined in the New Employment Agreements), by the executive for good reason (as defined in the New Employment Agreements) or due to his death or disability, all unvested portions of the executive’s MIP Awards shall become fully vested upon such termination. Notwithstanding any provision in the New Employment Agreements, the 2016 Plan or any award agreement evidencing the MIP Awards, if the executive terminates his employment for any reason other than good reason prior to the first anniversary of the Company’s recently consummated comprehensive restructuring transactions, any MIP Awards (whether vested or unvested) will be automatically forfeited, and the executive will be required to return and/or repay any shares or cash proceeds received in respect of such MIP Awards.

Under the New Employment Agreement for each of the executives, except for Mr. Abney (who did not have a prior agreement), each such executive waived the termination by a change of control provision, and the corresponding provisions of his prior employment agreement, and any right to claim any such compensation and benefits in connection with the Company’s recently consummated comprehensive restructuring transactions.

The New Employment Agreements, as more fully provided in nondisclosure agreements between the Company and each executive, restrict the executives from using or disclosing confidential information for purposes other than advancing the Company’s interests. Under the New Employment Agreements, during their terms and for one (1) year following termination thereof, the executives will not directly or indirectly solicit or accept business from any of the Company’s customers (as defined in the New Employment Agreements), or solicit or induce any employee to leave the Company. At the option of the Company, in its sole discretion, on the date of termination of an executive’s employment, the Company may elect, upon payment to such executive of an amount equal to twelve (12) months of his base salary plus a certain percentage of his possible bonus (100% in the case of Messrs. Hastings and Beatty; 75% in the case of Mr. Whiteley; 50% in the case of Messrs. Scott and Silvernagle; 40% in the case of Mr. Abney) to extend for one (1) additional year following his termination with the Company the requirements that the executive will not directly or indirectly solicit or accept business from any of the Company customers (as defined in the New Employment Agreements), or solicit or induce any employee to leave the Company.

The summary of the New Employment Agreements set forth in this Item 5.02 does not purport to be complete and is qualified in its entirety by reference to the text of the New Employment Agreements, copies of which are being filed as Exhibits 10.1 through 10.6 hereto and are incorporated herein by reference.

2016 Long Term Incentive Plan

On August 3, 2016 the Board of Directors approved and adopted, subject to effectiveness, the 2016 Plan, the administration of which has been delegated by the Board of Directors to the Compensation Committee of the Board of Directors (the “Compensation Committee”). On August 4, 2016, the Company received written consents from the holders of a majority of the shares of Common Stock outstanding (the “Consenting Stockholders”) approving and adopting, subject to effectiveness, the 2016 Plan. The 2016 Plan was approved by stockholder written consent pursuant to Section 228 of the Delaware General Corporation Law and Section 2.12 of the Company’s bylaws, which permit any action that may be taken at a meeting of the stockholders to be taken by written consent by the holders of the number of shares of stock required to approve the action at a meeting at which all shares entitled to vote were present and voted. In connection therewith, the Company will file an Information Statement on Schedule 14C with the Securities and Exchange Commission (the “Information Statement”) and the 2016 Plan will become effective twenty calendar days following the mailing of the Information Statement.

Purpose

The purpose of the 2016 Plan is to promote the long-term success of the Company and create value for its stockholders. The 2016 Plan is intended to:

•	encourage employees to focus on long-range objectives;

•	help the Company attract and retain employees with exceptional qualifications; and

•	further align employees’ interests with those of the Company’s other stockholders through compensation that is based on its Common Stock.

As used in this description of the 2016 Plan, “Committee” means either the Compensation Committee or the director(s) and/or the chief executive officer of the Company appointed by the Board of Directors to make grants to employees who are not executive officers, as applicable.

Eligible Participants

Employees of the Company (including employees of subsidiaries or affiliates, as specified in the 2016 Plan) are eligible to receive awards under the 2016 Plan. As of the date of this report, there are approximately 2,360 such employees. The Committee may grant awards to employees who are foreign nationals or who are employed by the Company or any subsidiary outside the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, on terms and conditions different from those specified in the 2016 Plan, as the Committee deems necessary to achieve the purposes of the 2016 Plan and comply with applicable foreign laws.

Administration

The 2016 Plan will be administered by either the Committee or a committee delegated by the Board of Directors. The Board of Directors may delegate to a committee of two or more non-employee directors who are also “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and “nonemployee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) when granting awards to a “covered employee” within the meaning of Section 162(m)(3) of the Code who is then subject to Section 16 of the Exchange Act.

The Board of Directors may (a) delegate to a committee of one or more members of the Board of Directors who are not “outside directors” the authority to grant awards to eligible persons who are either (i) not then “covered employees” and are not expected to be “covered employees” at the time of recognition of income resulting from such award or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (b) delegate to a committee of one or more members of the Board of Directors who are not “nonemployee directors” the authority to grant awards to eligible persons who are not then subject to Section 16 of the Exchange Act. The Board of Directors may also appoint one or more directors and/or the chief executive officer to make grants of awards to employees who are not executive officers under Section 16 of the Exchange Act. The Board of Directors has delegated administration of the 2016 Plan to the Compensation Committee.

Subject to the Company’s obligations pursuant to any applicable employment agreements, the Committee has the authority to interpret and construe all provisions of the 2016 Plan and to make all decisions and determinations relating to the operation of the 2016 Plan, including the authority and discretion to:

•	select the individuals to receive awards;

•	determine the type, number, vesting requirements, and other features and conditions of the awards;

•	interpret and administer the 2016 Plan;

•	make all other decisions relating to the operation of the 2016 Plan and reconcile any inconsistency in, correct any defect in and/or supply any omission in the 2016 Plan; and

•	carry out any other duties delegated to it by the Board of Directors under the 2016 Plan.

Duration

The 2016 Plan will be effective on the twentieth day following the date on which the Information Statement is first sent or given to stockholders. The 2016 Plan will continue in effect until the date when the 2016 Plan is terminated by the Board of Directors as provided in the 2016 Plan, provided, however, that no incentive stock options, or “ISOs,” may be granted after the date that is ten (10) years after the date on which the approval by stockholders is effective.

Shares Subject to 2016 Plan

Upon effectiveness of the 2016 Plan, subject to adjustment as described in the 2016 Plan, total awards that may be issued or transferred (i) upon the exercise of options or stock appreciation rights, (ii) as restricted shares and released from outstanding risks of forfeiture thereof, (iii) in payment of stock units, (iv) in payment of performance cash awards that have been earned or (v) in payment of dividend equivalents paid with respect to awards made under the 2016 Plan are limited to a maximum of 1,038,258 shares of Common Stock, which will be immediately available for issuance under the 2016 Plan. These shares may be shares of original issuance or treasury shares. The aggregate number of shares of Common Stock available under the 2016 Plan issued to participants that may be issued with respect to options and stock appreciation rights, including upon the exercise of incentive stock options, over its life shall not exceed 519,129 shares of Common Stock, in each case subject to adjustment as described in the 2016 Plan. The aggregate number of shares of Common Stock and restricted shares issued to all participants pursuant to all awards of restricted shares and stock units made under the 2016 Plan over its life shall not exceed 519,129 shares of Common Stock, in each case subject to adjustment as described in the 2016 Plan. For the avoidance of doubt, shares of Common Stock available under the 2016 Plan shall not be issued to fund any of the annual performance awards provided for under any employment agreement.

The 2016 Plan requires that 622,955 of the shares reserved for issuance under the 2016 Plan be granted by the Committee to certain employees of the Company or any subsidiary identified in the 2016 Plan as soon as administratively practicable after receipt by the Company of stockholder approval of the 2016 Plan and the effectiveness of the stockholder approval of the 2016 Plan, in the form of stock units and options, on the terms and subject to the conditions set forth in the 2016 Plan (the “MIP Shares”).

The aggregate number of shares of Common Stock available for issuance or transfer under the 2016 Plan will be reduced by (i) one (1) share of Common Stock for every one (1) share of Common Stock subject to an option or stock appreciation right granted under the 2016 Plan and (ii) one (1) share of Common Stock for every one (1) share of Common Stock issued or transferred in connection with an award other than an option or stock appreciation right granted under the 2016 Plan. Subject to the paragraph below and the 2016 Plan, shares of Common Stock covered by an award granted under the 2016 Plan will not be counted as used unless and until they are actually issued or transferred.

The following shares of Common Stock will not be added to the aggregate number available for issuance or transfer: (i) shares of Common Stock tendered or otherwise used in payment of the exercise price of an option; (ii) shares of Common Stock withheld or otherwise used by the Company to satisfy a tax withholding obligation; (iii) shares of Common Stock subject to a stock appreciation right that are not actually issued in connection with its settlement of shares of Common Stock on exercise of the award; and (iv) shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options. If a participant has elected to give up the right to receive compensation in exchange for shares of Common Stock based on fair market value, the shares of Common Stock will not count against the maximum shares of Common Stock available under the 2016 Plan. Any shares of Common Stock that become available for issuance or transfer under the 2016 Plan will be added back as (i) one (1) share of Common Stock if such share was subject to an option or stock appreciation right granted under the 2016 Plan, and (ii) as one (1) share of Common Stock if such share was issued or transferred pursuant to an award granted under the 2016 Plan other than an option or stock appreciation right granted under the 2016 Plan. If an award under the 2016 Plan is forfeited or is settled in cash, the subject shares will again be available for grant under the 2016 Plan.

In the event of a subdivision of the outstanding shares of Common Stock, stock split, reverse stock split, a declaration of a dividend payable in shares of Common Stock, or a combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a lesser number of shares, or an exchange of shares, the maximum number of shares of Common Stock remaining available for awards under the 2016 Plan, the numbers of shares subject to outstanding awards, the exercise prices under outstanding awards and the limits on awards will be proportionately adjusted automatically, without the necessity for Committee action, to prevent dilution or enlargement of benefits under the 2016 Plan. In the event of a declaration of an extraordinary dividend payable in a form other than Common Stock in an amount that has a material effect on the price of the Common Stock, a capitalization, a spin-off, any other change in the Common Stock that otherwise would result from any split-off, spin-out, split-up or a similar occurrence, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing, the Committee will make such adjustments to the foregoing as it deems appropriate in its sole discretion. Moreover, in the event of any such transaction or event or in the event of a change in control, the Committee shall provide in substitution for any outstanding awards under the 2016 Plan such alternative consideration (including cash), if any, as it determines to be equitable in the circumstances and may require the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or stock appreciation right with an exercise price greater than the consideration offered in connection with any such transaction or event or change in control, the committee may elect to cancel such stock option or stock appreciation right. Any such adjustment to the specified number of ISOs will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an ISO to fail to so qualify.

Award Agreements

The terms and conditions of each award made under the 2016 Plan will be outlined in a written award agreement between the Company and the participant.

Types of Awards

The 2016 Plan provides for the following types of awards:

•	stock options;

•	stock appreciation rights;

•	restricted shares;

•	stock units; and

•	performance cash awards.

Stock Options. The Committee may from time to time award stock options to any eligible participant. Stock options give the holder the right to purchase shares of Common Stock within a specified time at a specified price. Two types of stock options may be granted under the 2016 Plan: ISOs, which are subject to special U.S. tax treatment as described below, and nonstatutory options, or “NSOs.” As specified in the applicable award agreement, awards of stock options may be subject to vesting conditions, may provide for accelerated exercisability, including in the event of the optionee’s death, disability, or retirement or other events, and may provide for expiration in the event the optionee ceases to be an employee. The exercise price of a stock option shall be the fair market value (as defined in the 2016 Plan) of a share of Common Stock at the time of grant as determined by the Committee unless the option is being granted in substitution for an outstanding option as part of a corporate transaction (such as a merger). Notwithstanding, if an ISO is granted to a person who, at the time of grant, owns Common Stock possessing more than 10% of the total combined voting power of all classes of the Company’s voting stock, such ISO cannot have an exercise price less than 110% of the fair market value of a share of Common Stock at the time of grant and cannot expire more than five (5) years after the date of the original grant.

Upon exercise, the exercise price of a stock option may be paid in cash or cash equivalents or, at the discretion of the Committee, by the surrender of Common Stock already owned by the optionee, by delivering an irrevocable instruction directing a securities broker to sell all or part of the shares being purchased, by delivering a full recourse promissory note, or by making payment in any other form consistent with applicable law. Except as otherwise provided in the 2016 Plan, and except as described in an award agreement for MIP Shares that are granted in the form of stock options designated as NSOs, no grant of options can become exercisable sooner than after one (1) year. The expiration dates of options cannot be more than ten (10) years after the date of the original grant. The Committee may offer to buy out an outstanding stock option for cash or cash equivalents or authorize an optionee to elect to cash out an outstanding option provided that cash payments shall not exceed the fair market value less the exercise price. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, no right to vote or receive dividends or any other rights as a stockholder will exist for the underlying shares.

The aggregate number of shares of Common Stock that may be issued or transferred by the Company upon the exercise of ISOs will not exceed 207,652 shares of Common Stock. If a participant awarded an ISO under the 2016 Plan makes a disqualifying disposition of such shares (which is a disposition (including any sale) within two (2) years after the date of the grant or within one (1) year after the date of exercise), the participant must notify the Company in writing immediately following the disposition, and the Company may, if determined by the Committee, retain possession, as agent for the participant, of any Common Stock acquired as a result of the exercise of an ISO until the end of the period described above, subject to complying with any instruction from the participant as to the sale of such the Common Stock.

311,477 shares of Common Stock, or 50%, of the MIP Shares in the form of stock options that are designated as NSOs will be granted on September 26, 2016, with exercise prices determined based on the volume-weighted average price per share of Common Stock for the 30-day period ending on the grant date and a vesting schedule, each as set forth in the New Employment Agreements and the forms of award agreements for the MIP Shares under the 2016 Plan.

Stock Appreciation Rights. The Committee may grant stock appreciation rights under the 2016 Plan; provided that no grant of stock appreciation rights may become exercisable sooner than after one (1) year. A stock appreciation right entitles the holder upon exercise to receive an amount in shares of Common Stock, cash or a combination thereof (as determined by the Committee), computed by reference to appreciation in the value of the Common Stock. Stock appreciation rights may be granted alone or in tandem with a stock option. As specified in the applicable award agreement, awards of stock appreciation rights may be subject to vesting conditions, may provide for accelerated exercisability, including in the event of the holder’s death, disability, or retirement or other events, and may provide for forfeiture in the event the holder ceases to be an employee. The exercise price of a stock appreciation right cannot be less than 100% of the fair market value of a share of Common Stock on the date of grant. Upon exercise, the holder of a stock appreciation right will receive shares of Common Stock, cash, or a combination of both, as the Committee shall determine. Prior to the issuance of shares of Common Stock upon the exercise of a stock appreciation right, no right to vote or receive dividends or any other rights as a stockholder will exist for the underlying shares.

Restricted Shares. A grant of restricted shares involves the immediate transfer by the Company to a participant of ownership of a specific number of shares of Common Stock in consideration of the performance of services. The Committee may grant restricted shares of Common Stock to eligible participants, in the amounts, and subject to the terms and conditions as the Committee determines in its discretion, as specified in an applicable restricted shares award agreement. Such award agreement may provide for accelerated vesting of the restricted shares, including in the event of the participant’s death, disability or other events. Awards of restricted shares of Common Stock may be made in exchange for services or other lawful consideration and may or may not be contingent on the satisfaction of performance targets. Except as otherwise described in an applicable award agreement or in the 2016 Plan, no grant of restricted shares will have the restrictions eliminated for a period of time shorter than three (3) years if based only on the passage of time rather than performance targets, except that the restrictions may be removed ratably during the three-year period as determined by the Committee. Awards of restricted shares may be subject to vesting conditions and to the attainment of performance criteria as specified in the applicable award agreement. If the award is intended to satisfy the requirements of Section 162(m) of the Code, such performance target will be based on one or more criteria as specified in the 2016 Plan and may be subject to other restrictions as applicable. Any conditions to vesting and performance criteria may be waived in the event of a change in control of the Company, or the holder’s death or disability.

Subject to any restrictions, conditions and forfeiture provisions placed on such restricted shares by the Committee, any recipient of an award of restricted shares will have all the rights of a stockholder of the Company, including the right to vote the shares and dividend rights. However, the award agreement may require that dividends be accumulated and paid when the restricted shares vest, be issued as additional restricted shares or be paid currently to the holder. Any dividends not paid currently will be subject to the same conditions and restrictions, including the risk of forfeiture, as the related award; provided, however, that dividend equivalents or other distributions on shares of Common Stock underlying restricted shares with restrictions that lapse as a result of achievement of performance targets will be deferred until and paid contingent upon the achievement of applicable performance targets.

Stock Units. A grant of stock units constitutes an agreement by the Company to deliver shares of Common Stock or cash to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the restriction period as the Committee may specify. The Committee may grant units having a value equal to an identical number of shares of Common Stock to such eligible participants, in such amounts, and subject to such terms and conditions as the Committee determines in its discretion. Awards of stock units, other than awards of stock units that are MIP Shares, may be subject to vesting conditions and to the attainment of performance criteria as specified in the applicable award agreement. Such stock units award agreement may provide for accelerated vesting of the stock units, including in the event of the participant’s death, disability or other events. Except as otherwise provided in the 2016 Plan and except as described in an award agreement for MIP Shares that are granted in the form of stock units, no grant of stock units will have the restrictions eliminated for a period of time shorter than three (3) years if based only on the passage of time rather than performance targets, except that the restrictions may be removed ratably during the three-year period as determined by the Committee. If the stock units (other than the stock units that are MIP Shares) specify that the period of restriction will terminate only upon the achievement of performance targets or that the stock units will be earned based on the achievement of performance targets, then, notwithstanding anything to the contrary contained in this paragraph, the period of restriction may not be less than one (1) year. Other than with respect to the stock units that are MIP Shares, the Committee may include as vesting conditions or as conditions for any award of stock units the requirement that the performance of the Company or a business unit of the Company for a specified period (not less than one (1) year) equal or exceed a target determined in advance by the Committee. If the award of stock units is intended to satisfy the requirements of Section 162(m) of the Code, such target will be based on one or more of the criteria set forth in the 2016 Plan and may be subject to other restrictions as applicable. Any conditions to vesting and/or performance target may be waived in the event of a change in control of the Company, or the participant’s death or disability.

If the requirements specified by the Committee are met, then on the designated settlement date, the holder of such units will receive shares of Common Stock, cash or any combination thereof, equal to the fair market value of the corresponding number of shares of Common Stock. Payment of such amount may be deferred until a later date. Stock units awarded under the 2016 Plan may include a right to receive dividend equivalents, which would entitle the holder of a stock unit to receive a credit for the amount equal to the dividends paid on an equal number of shares of Common Stock while the stock unit is outstanding. If the stock units become vested, dividend equivalents are settled in the same manner as stock units and, prior to distribution, any dividend equivalents that are not paid are subject to the same terms and conditions as the stock units to which they attach; provided, however, that dividend equivalents or other distributions on shares of Common Stock underlying stock units with restrictions that lapse as a result of achievement of performance targets will be deferred until and paid contingent upon the achievement of applicable performance targets. Prior to an issuance of shares of Common Stock in settlement of a stock unit, no right to vote as a stockholder will exist with respect to the underlying shares.

A holder of stock units will have no rights other than those of a general creditor of the Company. Stock units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable stock units award agreement.

311,477 shares of Common Stock, or 50%, of the MIP Shares shall be in the form of stock units that will be granted on September 26, 2016, with a vesting schedule as set forth in the New Employment Agreements and the forms of award agreements for the MIP Shares under the 2016 Plan.

Performance Cash Awards. The Committee may grant cash awards contingent on the satisfaction of certain performance targets intended to satisfy the requirements of Section 162(m) of the Code. The Committee shall include as a condition for performance cash awards the requirement that the performance of the Company or a business unit of the Company for a specified period (not less than one (1) year) equal or exceed a target determined in advance by the Committee. The Committee will determine such performance metrics. If the award is intended to satisfy the requirements of Section 162(m) of the Code, such target will be based on one or more of the criteria set forth in the 2016 Plan. Any conditions to vesting or performance criteria may be waived in the event of a change in control of the Company, or the holder’s death or disability. If the requirements specified by the Committee are met, the award will be paid to the holder in cash. The form and timing of payment of performance cash awards shall satisfy the requirements of Section 409A of the Code in form and operation. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. A holder of an unpaid performance cash award shall have no rights other than those of a general creditor of the Company. Unpaid performance cash awards represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable performance cash award agreement.

Performance Goals

The Committee, in its discretion, may designate any restricted shares, stock units (other than stock units that are MIP Shares) or performance cash award granted under the 2016 Plan as a qualified performance-based award (as defined in the 2016 Plan) in order to make the taxable compensation amount of the award fully deductible without regard to the $1,000,000 compensation deduction limit imposed by Section 162(m) of the Code. If an award is so designated, the Committee must establish objectively determinable performance goals for the award which may be (i) described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or of one or more of the subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its subsidiaries; (ii) made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies; and (iii) made relative to an index or one or more of the performance objectives. Such business criteria could include the following:

•	revenue (or any sub-component thereof)

•	revenue growth

•	operating costs

•	operating margin as a percentage of revenue

•	earnings before interest, taxes, depreciation, and amortization

•	earnings before income taxes

•	net operating profit after taxes

•	net income

•	net income as a percentage of revenue

•	free cash flow

•	earnings per share

•	net operating profit after taxes per share

•	free cash flow per share

•	return on net assets employed before interest and taxes

•	return on equity, investment, invested capital, net capital employed, assets, or net assets

•	total stockholder return or relative total stockholder return (as compared with one of the Company’s peer groups)

•	safety performance metrics, including relative to industry standards

•	strategic team goals

Section 162(m)

The 2016 Plan is also intended to enable the Company to structure certain awards so that they may be able to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. If the equity awards qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code, then the Company would generally be able to receive a federal income tax deduction for certain compensation paid to its chief executive officer and the other three most highly compensated executive officers (other than its chief financial officer) in excess of $1 million for any taxable year. While the Company believes it is in the best interests of the Company and its stockholders to have the ability to potentially grant “qualified performance-based compensation” under Section 162(m) of the Code, the Company may decide to grant compensation that will not qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code. Moreover, even if the Company intends to grant compensation that qualifies as “qualified performance-based compensation” for purposes of Section 162(m) of the Code, the Company cannot guarantee that such compensation will so qualify or ultimately will be deductible by the Company.

With respect to performance awards, in order to satisfy the “qualified performance-based compensation” exception to the deduction limitation of Section 162(m) of the Code, the vesting of the award must be contingent solely on the attainment of one or more performance goals determined by a committee of two or more outside directors. The award must also be granted pursuant to a shareholder approved plan containing (1) the material terms of the performance criteria pursuant to which the performance goals may be established, (2) the individuals eligible to receive awards under the plan, and (3) a specified limit on the number of shares or value a participant may receive within a certain time period or periods. Stockholder approval of the 2016 Plan by the Consenting Stockholders is intended to satisfy the shareholder approval requirements under Section 162(m) of the Code.

In particular, the 2016 Plan includes a list of performance measures upon which the Compensation Committee must condition a grant or vesting of a “qualified performance-based award” pursuant to the 2016 Plan, which measures are to be based on one or more of the performance targets set forth above.

Limitations on Grants

Subject to adjustment as described above, the maximum number of shares of Common Stock or amount of cash subject to each type of award that may be granted under the 2016 Plan in any calendar year to any one person is as follows:

Stock Options	100,000
Stock Appreciation Rights	100,000
Restricted Shares (that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, in the aggregate)	100,000
Stock Units (that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, in the aggregate)	100,000
Performance Cash Awards (that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, in the aggregate)	$1,200,000

The Company has submitted the 2016 Plan to the Consenting Stockholders for their approval, including the performance measures and individual grant limits under the 2016 Plan, as well as the individuals eligible to receive awards under the 2016 Plan, so that options granted under the 2016 Plan may qualify for treatment as incentive stock options, as well as to have the flexibility to potentially grant performance-based awards under the 2016 Plan that may be fully deductible for federal income tax purposes. The approval of the Consenting Stockholders of the 2016 Plan and the material terms for qualified performance-based compensation under the 2016 Plan will take effect on the twentieth (20th) day following the date the Information Statement is first sent or given to stockholders. Assuming that all other Section 162(m) requirements are met, the Company may be able to obtain tax deductions with respect to awards issued under the 2016 Plan to its Section 162(m) executive officers without regard to the limitations of Section 162(m) through the 2021 annual meeting of stockholders (in other words, for five years).

Transferability of Awards

Awards made under the 2016 Plan will generally not be transferable, except in the event of the death of the participant or as otherwise determined by the Committee. However, the Committee may authorize all or a portion of any award (other than ISOs) to be granted on terms which permit transfer by the participant to the spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers or grandchildren of the participant and to certain trusts, partnerships or limited liability companies related to the participant. Following transfer, any such awards will continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.

Change in Control; Reorganizations

An award agreement may provide, or the Committee may amend an award agreement to provide, that, upon a change in control of the Company, the award will vest or become exercisable. A “change in control,” unless otherwise defined, includes any of the following events that occurs after the closing date:

•	a change in the composition of the Board of Directors such that a majority of the Board of Directors consists of individuals other than directors (i) serving on the Board of Directors as of the effective date of the 2016 Plan, or (ii) nominated or appointed to the Board of Directors by at least 50% of those directors or directors who become incumbents by virtue of such a nomination or appointment, whom the Company sometimes refers to as “incumbent directors”;

•	a reorganization, merger, consolidation, share exchange or other business combination involving the Company or any of its subsidiaries, or a disposition of substantially all of the Company’s assets, or the Company’s acquisition of the assets or stock of another entity, except where the Company’s beneficial holders prior to such transaction hold at least 50% of the combined voting power of the surviving entity, no person or group becomes a beneficial owner of 50% or more of the surviving company’s common stock or voting power, and incumbent directors continue to constitute a majority of the Board of Directors;

•	at least 50% of the Common Stock has been acquired by one person or persons acting as a group; provided, however, that stock acquisition would not result in a change in control if it would not have been made a change in control under business combination as defined in the 2016 Plan; or

•	the Company is liquidating or selling all or substantially all of its assets.

If the Company becomes a party to a merger or consolidation, all outstanding awards shall be subject to the agreement of merger or consolidation. The agreement of merger or consolidation may provide for one or more of the following with respect to all awards outstanding under the 2016 Plan:

•	the continuation of such outstanding awards (if the Company is the surviving corporation);

•	the assumption of such outstanding awards by the surviving corporation or its parent, provided that the assumption of stock options or stock appreciation rights shall comply with Section 424(a) of the Code;

•	the substitution by the surviving corporation or its parent of new awards for such outstanding awards, provided that the substitution of stock options or stock appreciation rights shall comply with Section 424(a) of the Code;

•	full exercisability of outstanding stock options and stock appreciation rights and full vesting of the Common Stock subject to such stock options and stock appreciation rights, followed by their cancellation immediately prior to the closing of the merger;

•	the cancellation of outstanding stock options and stock appreciation rights and a payment to the optionees equal to the excess of (i) the fair market value of the Common Stock subject to such stock options and stock appreciation rights as of the closing date of such merger or consolidation over (ii) their exercise price;

•	the cancellation of outstanding stock units and a payment to the holders equal to the fair market value of the Common Stock subject to such stock units as of the closing date of such merger or consolidation; or

•	full vesting of the Common Stock subject to restricted share awards.

The foregoing, as well as the provisions of any award agreement providing for exercisability, transfer or accelerated vesting of any stock option, stock appreciation right, restricted shares or stock unit shall be inapplicable to an award granted within six (6) months before the occurrence of any other change in control, if the holder is subject to the reporting requirements of Section 16(a) of the Exchange Act and no exception from liability under Section 16(b) of the Exchange Act is available.

Stock-Based Awards in Substitution for Options or Awards Granted by Other Company

Awards may be granted under the 2016 Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of the 2016 Plan, and may account for shares of Common Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

If the company acquired by or merged with the Company or any subsidiary has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant may be used for awards made after such acquisition or merger under the 2016 Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any subsidiary prior to such acquisition or merger.

Any shares of Common Stock issued pursuant to the two paragraphs above will not reduce the shares of Common Stock available for issuance or transfer under the 2016 Plan or count towards the limits, including the aggregate plan limit of the 2016 Plan.

Awards Under Other Plans

The Company may grant awards under other plans or programs which may be settled in the form of shares of Common Stock issued under the 2016 Plan. Those shares will be treated as shares of Common Stock issued in settlement of stock units under the 2016 Plan and will reduce the maximum number of shares available under the 2016 Plan.

Amendment and Termination

The Board of Directors may, at any time, amend or terminate the 2016 Plan without stockholder approval unless, in the case of an amendment, (i) the amendment materially increase the benefits accruing to participants under the 2016 Plan, (ii) the amendment would materially increase the number of securities issuable under the 2016 Plan, (iii) the amendment would materially modify the requirements for participation in the 2016 Plan, or (iv) applicable law or stock exchange rules would otherwise require stockholder approval. Subject to adjustment as described in the 2016 Plan, no amendment or termination may affect the rights of any participant under any award previously granted under the 2016 Plan without the participant’s consent. All outstanding awards will terminate immediately before the Company’s dissolution or liquidation.

Except in connection with a corporate transaction or event described under the 2016 Plan, the terms of outstanding awards may not be amended without shareholder approval to affect outstanding options or stock appreciation rights in a way that reduces their exercise price or cancels them in exchange for cash, other awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights. Repricing of “underwater” options and stock appreciation rights is not allowed.

If permitted by Section 409A and Section 162(m) of the Code, but subject to the terms described in the 2016 Plan, the Committee may in the events of termination of employment by reason of death, disability or retirement, or in the case of unforeseeable emergency or other special circumstances or in the event of a change in control accelerate the time of exercise or the time of which risk of forfeiture or prohibition or restriction on transfer would lapse or end or may waive any other limitation or requirement for any not immediately exercisable awards other than for qualified performance-based awards where such actions could lead to the loss of exemption under Section 162(m) of the Code. The Committee may prospectively or retroactively amend the terms of any award except where such action would lead to loss of exemption under Section 162(m) (other than in connection with the participant’s death, disability or change in control).

The terms of the agreements regarding MIP Shares can only be amended with the consent of the relevant employee.

Certain Federal Income Tax Consequences

Tax Consequences to Participants

The following is a brief summary of certain United States federal income tax consequences relating to awards under the 2016 Plan. This summary is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), state, local, foreign, or other tax consequences. The tax information summarized is not tax advice.

Nonqualified Stock Options. In general, (i) no income will be recognized by an optionee at the time an NSO is granted; (ii) at the time of exercise of an NSO, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares of Common Stock and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares of Common Stock acquired pursuant to the exercise of an NSO, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. No income will be recognized by an optionee upon the grant of an ISO. In general, no income will be recognized upon the exercise of an ISO. However, the difference between the option price paid and the fair market value of the shares at exercise may constitute a preference item for the alternative minimum tax. If shares of Common Stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two (2) years after the date of the grant or within one (1) year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of Common Stock acquired upon the timely exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock or other property received on the exercise.

Restricted Shares. The recipient of restricted shares of Common Stock generally will not be subject to tax until the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (the “Restrictions”). At such time the recipient will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain (or loss) depending upon how long the shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Stock Units. Generally, no income will be recognized upon the award of stock units. The recipient of a stock unit award generally will be subject to tax at ordinary income rates on any cash received and the fair market value of any unrestricted shares of Common Stock or other property on the date that such amounts are transferred to the participant under the award (reduced by any amount paid by the participant for such stock units). Stock units that are granted in one year and payable in a later year generally are subject to Section 409A of the Code. Awards subject to Section 409A may be subject to earlier taxation and additional taxes and penalties. The Company intends that any awards of stock units under the 2016 Plan will be structured to satisfy the short-term deferral exemption under Section 409A or otherwise meet the requirements of Section 409A in order to avoid early taxation and penalties to the recipient.

Performance Cash Awards. Generally, no income will be recognized in connection with a performance cash award until it vests. The recipient of a performance cash award generally will be subject to tax at ordinary income rates on any cash received. Performance cash awards that are granted in one year and payable in a later year generally are subject to Section 409A of the Code. Awards subject to Section 409A may be subject to earlier taxation and additional taxes and penalties. The Company intends that any awards of performance cash under the 2016 Plan will be structured to satisfy the short-term deferral exemption under Section 409A or otherwise meet the requirements of Section 409A in order to avoid early taxation and penalties to the recipient.

The Company’s Tax Consequences

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, (i) the income meets the test of reasonableness, (ii) is an ordinary and necessary business expense, (iii) is not an “excess parachute payment” within the meaning of Section 280G of the Code, (iv) is properly reported to the IRS and (v) is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code. The Section 162(m) deduction limit applies to compensation paid to the Company’s chief executive officer and its three other most highly compensated officers (other than its chief financial officer) in a given year. The limit does not apply to certain types of performance-based compensation if certain conditions are met. These conditions include stockholder approval of the 2016 Plan under which the compensation is paid and, for awards other than stock options and stock appreciation rights, the establishment of performance criteria that must be satisfied in order for the award to vest. The 2016 Plan is designed to allow awards made under the 2016 Plan to potentially qualify as “qualified performance-based compensation” under Section 162(m) of the Code, which will allow the Committee, in its discretion, to grant awards that may qualify for treatment as performance-based compensation not subject to the deduction limit.

The Company’s general philosophy is to qualify future compensation for tax deductibility under Section 162(m) of the Code, wherever appropriate, recognizing that, under certain circumstances, the limitations may be exceeded. Qualification is sought to the extent practicable and only to the extent that it is consistent with the Company’s overall compensation objectives.

Clawback Provisions

Any award that is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Tax Withholding

The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld on any exercise, lapse of restriction or other taxable event arising as a result of the 2016 Plan. The Committee may permit a holder of an award to satisfy all or part of such withholding obligations by having the Company withhold all or a portion of any shares of Common Stock that would otherwise have been issued to the holder or by surrendering shares previously acquired.

Effective Date and Termination

The 2016 Plan has been approved by the Company’s Board of Directors and the Consenting Stockholders and will take effect on the twentieth (20th) day following the date on which the Information Statement is first sent or given to stockholders, or as soon thereafter as reasonably practicable. No grant of stock options will be made under the 2016 Plan after the date that is 10 years after the date on which the approval by stockholders is effective. All awards granted prior to termination of the 2016 Plan will continue in effect thereafter subject to the terms of the applicable award agreement and the terms of the 2016 Plan.

The Company will not be required to issue any fractional common shares under the 2016 Plan, but the Committee can either eliminate fractional common shares for no payment or settle fractional common shares in cash.

New Plan Benefits

The following table sets forth the number of stock options and stock units that will be granted in accordance with the terms of the 2016 Plan on September 26, 2016 to the individuals and groups set forth below.

Name	Current Position	Number of Stock Options	Number of Stock Units	Total Number of Stock Options and Units
Jeff Hastings	Chief Executive Officer and Chairman of the Board	88,252	88,252	176,504
Brian Beatty	Chief Operating Officer	88,252	88,252	176,504
Brent Whiteley	Chief Financial Officer, General Counsel and Secretary	70,082	70,082	140,164
All Current Executive Officers as a Group		311,477	311,477	622,954

Other than as set forth above, it is not presently possible to determine the benefits or amounts that will be received by the Company’s named executive officers or its other employees pursuant to the 2016 Plan in the future, nor is it possible to determine the dollar value of the awards.

The summary of the 2016 Plan set forth in this Item 5.02 does not purport to be complete and is qualified in its entirety by reference to the text of the 2016 Plan, a form of which is being filed as Exhibit 10.7 hereto and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 3, 2016, the Board of Directors submitted the 2016 Plan and a third amended and restated certificate of incorporation (the “New Charter”) to stockholders who, as of such date, controlled a majority of the voting power of the Company. On August 4, 2016, the Consenting Stockholders approved, by written consent, the 2016 Plan and the New Charter. Pursuant to rules adopted by the Securities and Exchange Commission (the “Commission”), Information Statements on Schedule 14C will be filed with the Commission and sent or given to stockholders who did not execute the written consent approving the 2016 Plan and the New Charter. The 2016 Plan will become effective twenty calendar days following the mailing of the Information Statement in connection therewith, and the New Charter will be filed and become effective twenty calendar days following the mailing of the Information Statement in connection therewith, or as soon thereafter as is reasonably practicable.

The 2016 Plan is described under Item 5.02 and a description of the New Charter will be filed on a subsequent Current Report on Form 8-K, upon its effectiveness.

Item 5.08. Shareholder Director Nominations.

The Board of Directors has established November 3, 2016 as the date of the Company’s 2016 annual meeting of stockholders (the “2016 Annual Meeting”) and September 12, 2016 as the record date for determining stockholders entitled to notice of, and to vote at, the 2016 Annual Meeting. The 2016 Annual Meeting will be held at 9:00 a.m., Central Time, at the Company’s offices located at 1160 Dairy Ashford Rd., Suite 160, Houston, TX 77079. Because the 2016 Annual Meeting has been changed by more than 30 calendar days from the date of the 2015 annual meeting of stockholders, stockholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2016 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must ensure that such proposal is received by the Company’s Secretary at SAExploration Holdings, Inc., 1160 Dairy Ashford Rd., Suite 160, Houston, TX 77079 on or before the close of business on September 6, 2016, which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials. Any such proposal must also meet the requirements set forth in the rules and regulations of the Commission in order to be eligible for inclusion in the proxy materials for the 2016 Annual Meeting. The September 6, 2016 deadline will also apply in determining whether notice of a stockholder proposal is timely for purposes of exercising discretionary voting authority with respect to proxies under Rule 14a-4(c) of the Exchange Act.

In addition, in accordance with the requirements contained in the Company’s Second Amended and Restated By-laws, stockholders who wish to bring business before the 2016 Annual Meeting outside of Rule 14a-8 of the Exchange Act or to nominate a person for election as a director must ensure that written notice of such proposal (including all of the information specified in the Company’s Second Amended and Restated By-laws) is received by the Company’s Secretary at the address specified above no later than the close of business on September 6, 2016. Any such proposal must meet the requirements set forth in the Company’s Second Amended and Restated By-laws in order to be brought before the 2016 Annual Meeting.

Item 8.01. Other Events.

On August 3, 2016, the Board of Directors approved changes to the compensation of non-employee directors, as described below.

Each independent director serving on a committee will be entitled to receive $75,000 annually in cash for committee service, the Chairman of the Audit Committee will be entitled to receive an additional $20,000 annually in cash, and the Chairman of the Compensation Committee will be entitled to receive an additional $5,000 annually in cash in each case payable quarterly in advance.

In addition, subject to the approval by the Board of Directors and stockholders of the Company of any new or revised non-employee director share incentive plan required to effect these changes, each non-employee director will be entitled to be paid annually on December 1 compensation in the form of a grant of a number of shares of Common Stock equal to $50,000 divided by the average of the last sale prices of Common Stock for three (3) consecutive trading days after the third quarter earnings release date, which shall be vested upon issuance, and each director may make an election by the annual meeting date each year to receive the cash compensation described above in the equivalent value in stock. If so elected, the number of shares granted will be based on the cash compensation amount owed for the quarter divided by the average of the last sale prices for the three consecutive trading days after the earnings release date for each quarter. The directors designated for nomination to the Board of Directors by an affiliate may make an election by the annual meeting date each year to receive the stock compensation described above in all cash rather than stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains “forward-looking statements” within the meaning of the U.S. federal securities laws, with respect to the Company’s financial condition, results of operations, cash flows and business, and expectations or beliefs concerning future events. These forward-looking statements can generally be identified by phrases such as “expects,” “anticipates,” “believes,” “estimates,” “intends,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts,” “outlook” or other similar words or phrases. There are inherent risks and uncertainties in any forward-looking statements. Although the Company believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, the Company undertakes no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or otherwise. Some of the important factors that could cause actual results to differ materially from the Company’s expectations are discussed below. All written and oral forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by these cautionary statements.

You should refer to the risk factors from the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as amended by the Company’s Annual Report on Form 10-K/A filed on April 29, 2016 for specific risks which would cause actual results to be significantly different from those expressed or implied by any of the Company’s forward-looking statements. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, readers of this report are cautioned not to place undue reliance on the forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Executive Employment Agreement, dated August 3, 2016, by and between the Company and Jeff Hastings.

10.2	Amended and Restated Executive Employment Agreement, dated August 3, 2016, by and between the Company and Brian Beatty.

10.3	Amended and Restated Executive Employment Agreement, dated August 3, 2016, by and between the Company and Brent Whiteley.

10.4	Amended and Restated Executive Employment Agreement, dated August 3, 2016, by and between the Company and Mike Scott.

10.5	Amended and Restated Executive Employment Agreement, dated August 3, 2016, by and between the Company and Darin Silvernagle.

10.6	Executive Employment Agreement, dated August 3, 2016, by and between the Company and Ryan Abney.

10.7	Form of SAExploration Holdings, Inc. 2016 Long-Term Incentive Plan, adopted by the Board of Directors on August 3, 2016.

10.8	Form of Notice of Stock Option Award—MIP Options and Form of Stock Option Award Agreement—MIP Options (included in Exhibit 10.7).

10.9	Form of Notice of Stock Units Award—MIP Stock Units and Form of Stock Units Award Agreement—MIP Stock Units (included in Exhibit 10.7).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2016	SAExploration Holdings, Inc.

	By:	/s/ Brent Whiteley
	Name:	Brent Whiteley
	Title:	Chief Financial Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Executive Employment Agreement, dated August 3, 2016, by and between the Company and Jeff Hastings.

10.2	Amended and Restated Executive Employment Agreement, dated August 3, 2016, by and between the Company and Brian Beatty.

10.3	Amended and Restated Executive Employment Agreement, dated August 3, 2016, by and between the Company and Brent Whiteley.

10.4	Amended and Restated Executive Employment Agreement, dated August 3, 2016, by and between the Company and Mike Scott.

10.5	Amended and Restated Executive Employment Agreement, dated August 3, 2016, by and between the Company and Darin Silvernagle.

10.6	Executive Employment Agreement, dated August 3, 2016, by and between the Company and Ryan Abney.

10.7	Form of SAExploration Holdings, Inc. 2016 Long-Term Incentive Plan, adopted by the Board of Directors on August 3, 2016.

10.8	Form of Notice of Stock Option Award—MIP Options and Form of Stock Option Award Agreement— MIP Options (included in Exhibit 10.7).

10.9	Form of Notice of Stock Units Award—MIP Stock Units and Form of Stock Units Award Agreement—MIP Stock Units (included in Exhibit 10.7).